                                                                    EXHIBIT 99.1




  [GRAPHIC      [GRAPHIC
   OMITTED]     OMITTED]
                                       Pennsylvania Real Estate Investment Trust
                                                          200 South Broad Street
                                                          Philadelphia, PA 19102
                                                                   www.preit.com

                                                             Phone: 215-875-0700
                                                               Fax: 215-546-7311


FOR FURTHER INFORMATION:

AT THE COMPANY                             AT THE FINANCIAL RELATIONS BOARD
--------------                             --------------------------------
Edward A. Glickman                         Joe Calabrese         Georganne Palffy      Judith Sylk-Siegel
Executive Vice President and CFO           (General Info)        (Analyst Info)        (Media Info)
(215) 875-0700                             (212) 661-8030        (312) 266-7800        (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------
November 8, 2000

                    Pennsylvania Real Estate Investment Trust
                          Raises Cash Dividend by 8.5%

Philadelphia, PA, November 8, 2000-- Pennsylvania Real Estate Investment Trust (PREIT) (NYSE: PEI) announced today that its Board of Trustees has approved a quarterly cash dividend of $0.51 per share, an 8.5% increase compared to the $0.47 per share for the previous 27 consecutive quarters. The dividend will be paid on December 15, 2000 to shareholders of record on November 30, 2000.

Ronald Rubin, Chief Executive Officer of PREIT, commented, "We are pleased that the continued strong performance of our portfolio allows us to increase our quarterly dividend to an annualized rate of $2.04 per share and a 11.9% dividend yield based upon Tuesday's closing stock price. This dividend increase is the product of consistent growth in our operating results, significant gains in 2000 from implementing our strategy of selling non-core assets and the anticipated impact of the completion in 2001 of three shopping centers currently under development."

The December 15, 2000 dividend payment will be PREIT's 95th consecutive distribution since its initial dividend paid in August of 1962. Throughout its history, the Company has never omitted or reduced a shareholder dividend.

PREIT intends to release its financial results for the third quarter and nine months ended September 30, 2000 before the market opens on Thursday November 9, 2000. Management will conduct a conference call that will be broadcast simultaneously over the Internet at 11:00 EST on November 9, 2000 to review the Company's quarterly results, market trends and future outlook.

The webcast will be available to the public, on a listen-only basis, via the Internet at www.vcall.com or the Company's website at www.preit.com. Please allow extra time prior to the webcast to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

PREIT Raises Cash Dividend by 8.5%
November 8, 2000
Page 2


Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on shopping centers (approximately 9.5 million square feet) and apartment communities (7,242 units) located primarily in the eastern United States. The Company's portfolio currently consists of 46 properties in 10 states. In addition, there are 7 retail properties under development, which will add approximately 3.0 million square feet to the portfolio. Pennsylvania Real Estate Investment Trust is headquartered in Philadelphia, Pennsylvania.

The matters discussed in this report, as well as news releases issued from time to time by PREIT include use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "plan," or "continue" or the negative thereof or other variations thereon, or comparable terminology which constitute "forward-looking statements." Such forward-looking statements (including without limitation, information concerning PREIT's continuing dividend levels, planned acquisition, development and divestiture activities, short- and long-term liquidity position, ability to raise capital through public and private offerings of debt and/or equity securities, availability of adequate funds at reasonable cost, revenues and operating expenses for some or all of the properties, leasing activities, occupancy rates, changes in local market conditions or other competitive factors) involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of PREIT's results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. PREIT disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


                                       ###


             To receive additional information on Pennsylvania Real
                 Estate Investment Trust via fax at no charge,
          please dial 1-800-PRO-INFO and enter the ticker symbol PEI.